Exhibit 99.1

ACTIVCARD REPORTS FOURTH QUARTER FINANCIAL RESULTS

FREMONT, CA – February 12, 2004 – ActivCard Corp. (NASDAQ: ACTI), a global provider of secure digital identity and authentication solutions for secure remote access, single sign-on and digital ID cards, today reported financial results for the quarter and year ended December 31, 2003. The Company had announced preliminary estimates of revenue last week.

ActivCard revenues for the fourth quarter were $6.7 million, compared to $12.1 million reported in the fourth quarter of 2002. Net loss for the quarter was $9.4 million, or $0.22 per diluted share, compared to a net loss of $9.2 million, or $0.22 per diluted share in the fourth quarter of 2002. Included in the net loss for the quarter ended December 31, 2003 is $1.5 million, or 100 percent of the loss incurred by ASPACE Solutions Limited. During the fourth quarter, ActivCard increased its ownership of ASPACE to 49 percent of the voting control.

As of December 31, 2003, the Company had $229 million in cash and short-term investments.

William P. Crowell, ActivCard Chairman of the Board, said that “The company is completing its business strategy and roadmap for 2004, which includes refocusing on ActivCard core competencies; completing the research and development as well as the launch of our converged modular product line; reducing costs in areas that do not contribute directly to building the core business; and streamlining management and operations. Our objective during this period is to preserve cash for future strategic opportunities while building a strong core business.” He further indicated that a special committee appointed by the Board is working closely with the senior executive team that is operating the company on a day-to-day basis while a search for a new Chief Executive Officer is completed.

“Fourth-quarter revenue was down because first half strength in U.S. Department of Defense business did not continue into the second half. However, the quarter’s financial results overshadowed a number of positive developments in the quarter and the year. ActivCard continued to make progress in the marketplace, working both with integrators and direct sales to sign significant agreements that should have positive impact in future quarters. We also began deployments that represent penetration into major civilian government and enterprise applications that offer the most growth opportunities,” said Blair Geddes, Chief Financial Officer.

Fourth Quarter and Subsequent Highlights

•	ActivCard will provide its smart card and credential lifecycle management software for an initial project phase of the NASA employee ID badge, through its partnership with MAXIMUS® and a NASA smart card system task order awarded by the U.S. General Services Administration.

•	Northrop Grumman Information Technology selected the ActivCard Identity Management System™ (AIMS) for the initial phase of a large federal law enforcement organization’s employee ID card initiative.

•	U.S. Department of Interior’s Bureau of Land Management is deploying ActivCard Gold™ client software and AIMS for their employee ID badge program combining both physical and network security credentials in the form of a smart card-based badge.

•	The Company launched its updated AIMS Enterprise v3.5 card and credential management system for issuing and managing trusted digital identities – offering enhanced interoperability for Microsoft® environments.

•	New ActivCard Keychain Token and ActivReader™ Solo pin-pad smart card reader were introduced — enhancing mobility for secure remote access users while broadening the choice of authentication form-factors for secure dial-up, VPN, web, terminal services, and wireless LAN access.

•	ActivCard Trinity™ single sign-on solution achieved IBM® “Ready for Tivoli” status, extending the IBM identity management and centralized provisioning model with desktop SSO, as well as smart card-based ID and biometric capabilities.

2003 Highlights

•	ActivCard now has a worldwide installed base of 6.7 million users of ActivCard digital identity software and devices, an increase of approximately 25 percent over the prior year.

•	ActivCard shipped over 500,000 licenses of ActivCard Gold™, resulting in an installed base of over 2.3 million users of the award-winning smart card client software to date.

•	ActivCard shipped over 800,000 ActivCard authentication tokens for secure remote access and secure Internet banking.

•	U.S. Department of Defense (DoD) Common Access Card (CAC) badge program has deployed over 4 million CAC cards to date using ActivCard issuance and management software – illustrating the scalability and robustness of ActivCard technology for large scale ID card programs.

•	While maintaining the lead as primary DoD smart card middleware provider, ActivCard extended government penetration to multiple defense and civilian department digital identity projects in the United States and internationally.

•	ActivCard completed its re-incorporation as a publicly listed company in the United States.

Outlook

In the first quarter of 2004, the Company expects revenues to range between $6.3 million and $7.5 million, with the geographic mix similar to the fourth quarter of 2003.

Year End Results

Revenues for the year ended December 31, 2003 were $38.3 million compared to $41.8 million for the year ended December 31, 2002. Net loss for the year ended December 31, 2003 was $29.8 million, or $0.72 per diluted share, compared to $45.5 million, or $1.10 per diluted share, for the year ended December 31, 2002. Included in the net loss for the year ended December 31, 2003 is 100 percent of the loss of ASPACE Solutions Limited in the amount of $2.4 million from the date of ActivCard’s initial investment.

Conference Call

ActivCard will hold a conference call at 11 a.m. Eastern Time today, Thursday, February 12, 2004, to discuss fourth quarter results. To access the conference call, please dial 800-218-9073 in the U.S., or 303-262-2211 for international callers. Participants are asked to dial-in at least 10 minutes prior to the start of the call, and will need to reference “ActivCard Fourth Quarter Financial Results.” A live Webcast of this conference call will be available on the Investor page of the ActivCard Website at http://www.activcard.com/company/ir_home.html. Webcast participants should register approximately 10 minutes before the event to download and install any necessary software. An archived replay of the Webcast will be available on the Company’s website after the call.

ActivCard will exhibit its solutions at the upcoming RSA Conference in San Francisco, February 23–27, Booth # 1201.

About ActivCard

ActivCard, www.activcard.com, is a global provider of Secure Digital Identity and Authentication solutions for secure remote access, single sign-on and digital ID card solutions. Our scalable systems and strong authentication solutions are trusted by organizations – from enterprise to governments around the world. ActivCard delivers maximum Return On Identity™ (ROI) through increased security, reduced cost, and user convenience. The modular product design allows our customers to add capabilities as required, preserving their investment.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with our future operating results, changes in our management team, changes in our business focus, streamlining of our operations, our history of losses, the concentration of our customer base, our reliance on strategic relationships, and other risks identified in our periodic filings with the United States Securities and Exchange Commission, including, but not limited to, those appearing under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q. Copies of these filings are available from ActivCard and on the SEC’s website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ActivCard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ActivCard is a registered trademark and ActivCard Gold, ActivCard Identity Management System, ActivReader, Return on Identity, and Trinity are trademarks of ActivCard in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Financial Schedules Attached

Contact

ActivCard Corporate

Julie White

jwhite@activcard.com

510-574-1708

ActivCard Unaudited Condensed Consolidated Statements of Operations (U.S. GAAP)

(In thousands of US dollars, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2003	2002	2003	2002
Revenues	$6,723	$12,085	$38,262	$41,840
Cost of revenues	3,614	4,088	20,576	13,452

Gross margin	3,109	7,997	17,686	28,388

Operating expenses
Research and development	4,774	4,744	18,191	19,427
Selling and marketing	5,360	4,808	20,476	19,939
General and administrative	1,368	1,045	6,000	4,180
Amortization of acquired intangibles	124	484	540	2,073
Write-off of acquired intangibles	—	5,090	758	5,090
Other charges	262	1,643	3,685	11,009

	11,888	17,814	49,650	61,718

Loss from operations	(8,779)	(9,817)	(31,964)	(33,330)

Interest and other income	1,022	1,153	4,263	5,198
Foreign exchange gain (loss)	27	(272)	(120)	(458)

Loss from continuing operations before income taxes, minority interest and equity in net loss of Aspace Solutions Limited	(7,730)	(8,936)	(27,821)	(28,590)
Income taxes	(154)	—	(238)	(69)
Minority interest	45	—	744	—
Equity in net loss of Aspace Solutions Limited	(1,539)	—	(2,394)	—

Loss from continuing operations	(9,378)	(8,936)	(29,709)	(28,659)

Income (loss) from discontinued operations	—	(293)	(70)	(16,834)

Net loss	$(9,378)	$(9,229)	$(29,779)	$(45,493)

Basic and diluted loss per common share:
From continuing operations	$(0.22)	$(0.21)	$(0.72)	$(0.69)
From discontinued operations	—	(0.01)	—	(0.41)

	$(0.22)	$(0.22)	$(0.72)	$(1.10)

Weighted average number of common shares:
Basic and diluted	42,103	41,605	41,120	41,212

Other charges consist of:
Amortization of deferred compensation related to options and warrants granted	$58	$236	$815	$967
Amortization of deferred compensation related to acquisitions	—	65	—	387
Acquired in process research and development	—	—	306	68
Restructuring and business realignment expenses	204	834	1,497	8,586
Re-incorporation expenses	—	508	1,067	1,001

Total other charges	$262	$1,643	$3,685	$11,009

ActivCard

Unaudited Condensed Consolidated Balance Sheets (U.S. GAAP)

(In thousands of US dollars)

	December 31, 2003	December 31, 2002
ASSETS
Current assets
Cash and equivalents	$33,599	$158,880
Short term investments	195,135	89,502
Accounts receivable	3,364	9,192
Inventory	2,744	3,488
Other receivables	2,372	1,579
Assets held for sale	—	262
Other current assets	1,082	1,959

Total current assets	238,296	264,862

Restricted investments	551	432
Property and equipment	4,498	7,313
Investment in Aspace Solutions Limited	5,816	—
Goodwill	15,322	10,600
Other intangibles	1,825	2,311
Other assets	793	874

Total assets	$267,101	$286,392

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$11,179	$10,493
Restructuring and business realignment accruals	892	867
Deferred revenues	2,875	3,997
Income taxes payable	148	—
Liabilities held for sale	—	250
Current portion of long term liabilities	—	22

Total current liabilities	15,094	15,629

Long-term portion of restructuring and business realignment accruals	3,859	4,429
Other long-term liabilities	1,056	525

Total long-term liabilities	4,915	4,954

Minority interest	1,513	—

Shareholders’ equity
Common shares and paid-in capital	398,004	399,517
Accumulated deficit	(139,398)	(115,769)
Accumulated other comprehensive loss	(12,816)	(14,817)
Deferred stock compensation	(211)	(3,122)

Total shareholders’ equity	245,579	265,809

Total liabilities and shareholders’ equity	$267,101	$286,392

ActivCard

Unaudited Condensed Consolidated Statements of Cash Flows

(U.S. GAAP)

(In thousands of US dollars)

	For the three months ended December 31, 2003	For the twelve months ended December 31, 2003
Operating activities
Net loss from continuing operations	$(9,378)	$(29,709)
Adjustments to reconcile net loss from continuing operations to net cash used in continuing operations:
Depreciation and amortization	642	3,010
Write-down of property and equipment	—	1,684
Amortization of other intangible assets	124	540
Write-off of other intangible assets	—	758
Acquired in process research and development	—	306
Amortization of deferred compensation	58	815
Non-cash restructuring and business realignment expenses	—	520
Minority interest	(45)	(744)
Equity in net loss of Aspace Solutions Limited	1,539	2,394
Other non-cash items, net	293	1,088
Increase (decrease) in cash, net of effects of business combinations, from:
Accounts receivable	2,380	6,239
Other receivables	(679)	(637)
Inventories	165	1,347
Other current assets	384	1,156
Accounts payable and accrued liabilities	137	(676)
Restructuring and business realignment accruals	(29)	(569)
Deferred revenue	(102)	(1,140)
Income taxes payable	158	158

Net cash used in continuing operations	(4,353)	(13,460)
Net cash used in discontinued operations	—	(106)

Net cash used in operating activities	(4,353)	(13,566)

Investing activities
Acquisition of ActivCard S.A. minority interest	—	(395)
Investment in Aspace Solutions Limited	(2,180)	(8,213)
Purchases of property and equipment	(508)	(1,474)
Purchases of short term investments	(67,338)	(276,571)
Proceeds from sales and maturities of short term investments	27,000	169,598
Investments in other long term assets	127	139

Net cash used in investing activities	(42,899)	(116,916)

Financing activities
Proceeds from exercise of options, rights and warrants	419	3,925
Repayment of long term liabilities	(3)	(20)

Net cash provided by financing activities	416	3,905

Effect of exchange rate changes on cash and equivalents	334	1,296

Net decrease in cash and equivalents	(46,502)	(125,281)
Cash and equivalents, beginning of period	80,101	158,880

Cash and equivalents, end of period	$33,599	$33,599